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                                                                      EXHIBIT 12

                                 NABISCO, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                 YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              -----------------
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Earnings before fixed charges:
  Income before extraordinary item..........................        $231
  Provision for income taxes................................         199
                                                                    ----
  Income before income taxes................................         430
  Interest and debt expense.................................         280
  Interest portion of rental expense........................          36
                                                                    ----
Earnings before fixed charges...............................        $746
                                                                    ====
Fixed charges:
  Interest and debt expense.................................        $280
  Interest portion of rental expense........................          36
  Capitalized interest......................................           1
                                                                    ----
    Total fixed charges.....................................        $317
                                                                    ====
Ratio of earnings to fixed charges..........................         2.4
                                                                    ====
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